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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the IXC Communications, Inc. 1996 Stock Plan and the IXC Communications, Inc. Amended and Restated 1994 Stock Plan and to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the IXC Communications, Inc. Special Stock Plan of our report dated February 28, 1997, with respect to the consolidated financial statements of IXC Communications, Inc. included in the Current Report on Form 8-K dated March 6, 1997.


                                        ERNST & YOUNG LLP


Austin, Texas
March 6, 1997